UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2013

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949)435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Loan and Security Agreement and Related Agreements

On July 18, 2013, Netlist, Inc., a Delaware corporation (the “Company”), entered into a loan and security agreement (the “Loan Agreement”) with DBD Credit Funding, LLC, a Delaware limited liability company (the “Lender”), and an affiliate of Fortress Investment Group LLC, providing for up to $10 million in term loans and up to $5 million in revolving loans.  The term loans are available in an initial $6 million tranche (the “Initial Term Loan”) with a second tranche in the amount of $4 million becoming available upon achievement of certain performance milestones relating to intellectual property matters (the “IP Monetization Milestones” and such second tranche loan, “IP Milestone Term Loan”). The $5 million in revolving loans are available at the Lender’s discretion and subject to customary conditions precedent.  The $6 million Initial Term Loan was fully drawn at closing on July 18, 2013. Proceeds from the Initial Term Loan were used in part to repay the Company’s existing consolidated term loan with Silicon Valley Bank. The remainder of such funds will be used to fund the Company’s ongoing working capital needs.

The loans bear interest at a stated fixed rate of 11.0% per annum.  During the first eighteen (18) months following the closing date, the payments on the term loans are interest-only at a cash rate of 7.0% per annum and a payment-in-kind interest rate of 4.0%, which payment-in-kind interest is capitalized semi-annually, beginning with December 31, 2013.  Following such eighteen (18) month interest-only period, the term loans are amortized with 65% of the principal amount thereof being due in equal monthly installments over the following eighteen (18) months with a balloon payment equal to 35% of the remaining principal amount of the term loans, plus accrued interest, being payable on July 18, 2016 (the “Maturity Date”).

The Company’s obligations under the Loan Agreement are secured by a first-priority security interest in the Company’s intellectual property assets (other than certain patents and related assets relating to the NVvaultTM product line) pursuant to an intellectual property security agreement with the Lender (the “IP Security Agreement”) and a second-priority security interest in substantially all of the Company’s other assets.

In connection with the Loan Agreement, the Company paid certain facility, due diligence and legal fees of the Lender on the closing date and is obligated to pay a conditional facility fee upon satisfaction of the IP Monetization Milestones.  If the Company repays the term loans prior to the first anniversary of the closing date, other than under certain conditions and in connection with the settlement of certain intellectual property matters, the Company is obligated to pay the Lender an early repayment option premium equal to 20.0% of the principal amount of all loans funded prior to such repayment date.  In addition, if the Company repays or prepays all or a portion of the term loans prior to maturity, the Company is obligated to pay the Lender a prepayment fee based on a percentage of the then outstanding principal balance being prepaid, equal to 4.0% if the prepayment occurs on or prior to July 18, 2014 (or 2.0% if such prepayment is made in connection with the early repayment option premium discussed in the preceding sentence), 2.0% if the prepayment occurs between July 18, 2014 and July 18, 2015, or 0.0% if the prepayment occurs after July 18, 2015.

The Loan Agreement contains customary representations, warranties and indemnification provisions.  The Loan Agreement also contains affirmative and negative covenants that, among other things restrict the ability of the Company to:

•                  incur additional indebtedness or guarantees;

•                  incur liens;

•                  make investments, loans and acquisitions;

•                  consolidate or merge;

•                  sell or exclusively license assets, including capital stock of subsidiaries;

•                  alter the business of the Company;

•                  engage in transactions with affiliates; and

•                  pay dividends or make distributions.

The Loan Agreement also includes events of default, including, among other things, payment defaults, breaches of representations, warranties or covenants, certain bankruptcy events, the failure to maintain its listing on a nationally recognized securities exchange or alternatively for its shares to be qualified for trading on the OTC Bulletin Board and certain material adverse changes, including an impairment of the perfection or priority of the Lender’s lien. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5.0% per annum may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

Concurrently with the execution of the Loan Agreement, the Company and an affiliate of the Lender entered into a Patent Monetization Side Letter Agreement (the “Letter Agreement”).  The Letter Agreement provides, among other things, that the Lender may be entitled to share in certain monetization revenues that the Company may derive in the future related to its patent portfolio (the “Patent Portfolio”).  The Patent Portfolio does not include certain patents relating to the NVvaultTM product line.  Monetization revenues subject to this arrangement include revenues recognized during the seven year term of the Letter Agreement from amounts (whether characterized as settlement payments, license fees, royalties, damages, or otherwise) actually paid to Company or its subsidiaries in connection with any assertion of, agreement not to assert, or license of, the Patent Portfolio (in whole or in part) either (A) in consideration of the grant of a license or covenant not sue, or other immunity with respect to the Patent Portfolio, or (B) as a damages award with respect to such assertion of the Patent Portfolio, less (i) actual legal fees and expenses (including fees payable on a contingency basis) and actual court costs paid or payable by Company or its subsidiaries in connection with any such assertion and/or grant of a license or covenant not to sue, or other immunity with respect to the Patent Portfolio, provided that such legal fees and expenses shall be capped at forty percent (40%) of such gross, aggregate amounts paid to Company, (ii) all reasonable and actual legal fees, filing fees, maintenance fees, annuities, and other reasonable and actual costs and expenses paid or required to be paid by Company or its subsidiaries after the effective date in connection with the prosecution, maintenance, and defense of any patents or patent applications within the Patent Portfolio, (iii) reasonable and actual legal fees and reasonable and actual other costs and expenses paid or required to be paid by Company or its subsidiaries in connection with the enforcement of any agreement, undertaking, commitment or court order that would generate monetization revenues and the collection thereof, and (iv) reasonable and actual costs of acquisition of patents and patent applications included in the Patent Portfolio that are acquired by or licensed to Company or its subsidiaries after the effective date.  Monetization revenues also include the value attributable to the Patent Portfolio in any sale of the Company during the seven year term, subject to a maximum amount payable to the Lender.  The Letter Agreement also requires that the Company use commercially reasonable efforts to pursue opportunities to monetize the Patent Portfolio during the term of the Letter Agreement, provided that Company is under no obligation to pursue any such opportunities that Company does not deem to be in Company’s best interest in Company’s reasonable business judgment.  Notwithstanding the foregoing, there can be no assurance that the Company will be successful in these efforts, and the Company may expend resources in pursuit of monetization revenues that may not result in any benefit to the Company.

Concurrently with the execution of the Loan Agreement, the Company issued to an affiliate of the Lender seven-year warrants (the “Warrants”) to purchase an aggregate of 1,648,351 shares of the Company’s common stock at a per share price of $1.00, of which 989,011 shares are exercisable immediately on a cash or cashless basis in whole or in part. Pursuant to the Warrants, (i) 329,670 shares subject to the Warrants will become exercisable upon the achievement of the IP Monetization Milestones and (ii) the remaining 329,670 shares subject to the Warrants will become exercisable upon the Company’s receipt of an IP Milestone Term Loan. The Warrants were issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).

Also in connection with the Loan Agreement, the Company agreed to pay to a consultant a consulting fee equal to (i) $300,000 to the consultant in connection with the Company’s receipt of the Initial Term Loan and (ii) 5% of any additional principal amount loaned to the Company as an IP Milestone Term Loan.

The descriptions of the Loan Agreement, Letter Agreement, IP Security Agreement and Warrants contained herein do not purport to be complete. Copies of the Loan Agreement, Letter Agreement, IP Security Agreement and form of Warrant will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2013. Portions of the Letter Agreement may be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Any omitted material will be included in the request for confidential treatment.

Amendment to Credit Agreement with Silicon Valley Bank; Payoff of Consolidated Term Loan

Concurrently with the execution of the Loan Agreement and the funding of the Initial Term Loan, on July 18, 2013, the Company repaid in full all amounts owed under the Company’s consolidated term loan with Silicon Valley Bank (“SVB”), consisting of a lump sum payment of approximately $2,732,000.  In addition, on July 18, 2013, the Company and SVB entered into an amendment (the “SVB Amendment”) to the Company’s loan and security agreement with SVB, dated as of October 31, 2009 and as most recently amended on May 14, 2012 (as amended, the “SVB Credit Agreement”). Pursuant to the SVB Amendment, the SVB Credit Agreement now allows for the financing and security interests contemplated under the Loan Agreement entered into with Lender and releases certain patents and related assets relating to the NVvaultTM product line from the collateral subject to SVB’s security interest under the SVB Credit Agreement.  Additionally, pursuant to the SVB Amendment, advances under the revolving line now accrue interest at a rate equal to SVB’s most recently announced “prime rate” plus 2.75%.  The SVB Amendment also relaxed the Company’s tangible net worth covenant under the SVB Credit Agreement and waived certain events of default in connection therewith.  Certain reporting requirements under the SVB Credit Agreement were modified while certain reserves with respect to the borrowing base and the availability of revolving loans were removed pursuant to the SVB Amendment. Under the terms of the SVB Credit Agreement, the Company may draw revolving advances in an aggregate outstanding principal amount of up to the lesser of $5 million and the available borrowing base, subject to reserve amounts.  The Company’s borrowing base under the SVB Credit Agreement is, subject to certain adjustments, 80% of eligible accounts.

The descriptions of the SVB Amendment and the SVB Credit Agreement as amended thereby contained herein do not purport to be complete. A copy of the SVB Amendment will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2013.

Securities Purchase Agreement and Form of Warrant

On July 17, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company has agreed to issue and sell to the Purchaser in a registered public offering (the “Offering”) an aggregate of 1,098,902 shares (the “Shares”) of the Company’s common stock and warrants to purchase up to an aggregate of 1,098,902 shares of the Company’s common stock (the “Purchaser Warrants,” and the shares issuable upon exercise of the Purchaser Warrants, the “Purchaser Warrant Shares”) at a purchase price of $0.91 per share and accompanying warrant, for aggregate gross proceeds of approximately $1.0 million and expected net proceeds, after deducting offering costs, of approximately $960,000.  The Company expects that the Offering will close on or about July 19, 2013, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for general corporate purposes.

Pursuant to the terms of the Purchase Agreement, at the closing of the Offering the Company will issue to the Purchaser a Purchaser Warrant to purchase up to the number of Purchaser Warrant Shares equal to 100% of the number of Shares issued and sold to such Purchaser in the Offering.  The Purchaser Warrant will become exercisable as of the date of its issuance, will have a term of seven years, and will have an exercise price of $1.00 per share.  The exercise price and the number of Purchaser Warrant Shares issuable upon exercise of the Purchaser Warrant are subject to adjustment in the event of, among other things, certain transactions affecting the Company’s common stock (including without limitation stock splits and stock dividends), and certain fundamental transactions (including without limitation a merger or other sale-of-company transaction).

The issuance and sale of the Shares, Purchaser Warrants, and Purchaser Warrant Shares (collectively, the “Securities”) is registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-3 (No. 333-177118), which was declared effective by the SEC on November 18, 2011, as supplemented by a prospectus supplement dated July 17, 2013 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.  The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov.  No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful. The Company has not engaged an underwriter, placement agent or advisor to arrange the purchase or sale of any of the Securities in the Offering.

A copy of the opinion of Morrison & Foerster LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto.  The form of Purchaser Warrant and the Purchase Agreement are filed as Exhibits 4.1 and 10.1 hereto, respectively, and are incorporated herein by reference.  The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act in connection with the issuance of the Warrants pursuant to the Loan Agreement. The Warrants have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Warrants or the securities issuable upon exercise thereof. The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01 Other Events.

On July 18, 2013, the Company issued press releases announcing the execution of the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
5.1	Opinion of Morrison & Foerster LLP
10.1	Securities Purchase Agreement dated July 17, 2013 between Netlist, Inc. and the purchaser identified therein
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
99.1	Press Release of Netlist, Inc., dated July 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Dated: July 18, 2013	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant
5.1	Opinion of Morrison & Foerster LLP
10.1	Securities Purchase Agreement dated July 17, 2013 between Netlist, Inc. and the purchaser identified therein
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
99.1	Press Release of Netlist, Inc., dated July 18, 2013